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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 5, 2014 (except Note 16, as to which the date is February 17, 2015) in the Registration Statement (Form S-1) and the related Prospectus of SolarEdge Technologies Inc. dated February 17, 2015.

/s/ KOST FORER GABBAY & KASIERER Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global
February 17, 2015 Tel-Aviv, Israel

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM